UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2010

Merck & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-6571	22-1918501
(Commission File Number)	(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (908) 423-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information, including the exhibits hereto, is being furnished pursuant to this Item 2.02.

Incorporated by reference is a press release issued by the Registrant on February 16, 2010, regarding earnings for the fourth quarter of 2009, attached as Exhibit 99.1. Also incorporated by reference is certain supplemental information not included in the press release, attached as Exhibit 99.2.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

(a), (b), (c) and (d) On February 15, 2010, the Company committed to the first phase of a new global merger restructuring program (the “Merger Restructuring Program”) designed to integrate and optimize the organization and its cost structure. As a result, Merck will incur certain costs associated with exit or disposal activities. As of December 31, 2009, Merck had approximately 100,000 employees. As part of the first phase of its Merger Restructuring Program, the Company expects to reduce its existing workforce by approximately 15 percent plus eliminate approximately 2,500 vacancies — across all areas of the Company worldwide by the end of 2012. The reductions will primarily come from the elimination of duplicative positions in sales, administrative and headquarters organizations, as well as from the consolidation of certain manufacturing facilities and research and development operations.

Merck expects this first phase of its restructuring program to yield ongoing annual savings in 2012 of approximately $2.6 billion to $3.0 billion.

Merck said that certain actions, such as the ongoing reevaluation of manufacturing and research and development facilities worldwide, have not yet been completed but will be included later this year in other phases of the Merger Restructuring Program.

The first phase of the Merger Restructuring Program is expected to be completed by the end of 2012 with total pretax costs estimated at $2.6 billion to $3.3 billion. Costs of $1.5 billion related to these actions, primarily employee separation costs, were recorded in the fourth quarter 2009. The company estimates that approximately 85 percent of the cumulative pretax costs will result in future cash outlays, primarily related to employee separation expense. Approximately 15 percent relate to the accelerated depreciation of facilities that will be closed or divested and are non-cash.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued February 16, 2010 regarding earnings for fourth quarter 2009

Exhibit 99.2	Certain supplemental information not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: February 16, 2010	By:	/s/ Karl H. Wagner
KARL H. WAGNER
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued February 16, 2010 regarding earnings for fourth quarter 2009

99.2	Certain supplemental information not included in the press release